DISCHARGE OF LIMITED RECOURSE GUARANTY
FRANKLIN CREDIT HOLDING CORPORATION
WHEREAS, FRANKLIN CREDIT HOLDING CORPORATION (“Holding”), entered into a Limited Recourse Guaranty dated March 31, 2009 (the “Guaranty”), with THE HUNTINGTON NATIONAL BANK, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders defined below, pursuant to which Holding guaranteed, on a limited recourse basis, the payment of the obligations of Franklin Credit Asset Corporation, Tribeca Lending Corp. and their Subsidiaries as borrowers (collectively the “Borrowers”), under a certain Amended and Restated Credit Agreement by and among the Borrowers, the financial institutions party thereto from time to time as lenders (collectively, the “Lenders”), and the Administrative Agent, dated as of March 31, 2009, as amended, restated, supplemented and otherwise modified from time to time prior to the date hereof, the “Credit Agreement”, and various promissory notes executed in connection with the Credit Agreement;
WHEREAS, in connection with the Credit Agreement, Holding executed and delivered a certain a certain Amended and Restated Pledge Agreement, as amended prior to the date hereof by a certain First Amendment to Amended and Restated Pledge Agreement dated September 22, 2010 (as so amended, the “Pledge Agreement”) in favor of Administrative Agent; and
WHEREAS, the Borrowers have requested that the Administrative Agent discharge the Guaranty, and the Administrative Agent, with the consent of the requisite Lenders under the Credit Agreement, is willing to do so as long as Holding reaffirms each warranty, representation, covenant and agreement contained in, and its obligations under, a Pledge Agreement (other than as it relates to the Guaranty).
NOW, THEREFORE, in consideration of the mutual covenants, agreements and promises contained herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto for themselves and their successors and assigns do hereby agree, represent and warrant as follows:
1. The Administrative Agent does hereby release, cancel and discharge Holding from all of its duties and obligations to the Administrative Agent and the Lenders under the Guaranty, and the Guaranty is hereby released, cancelled and discharged.
2. Except as any warranty, representation, covenant and agreement relates to the continuing enforceability of the Guaranty, Holding hereby (i) reaffirms each warranty, representation, covenant and agreement made by Holding to the Administrative Agent and the Lenders in the Pledge Agreement, and (ii) agrees that its rights and obligations shall be continuing as provided in the Pledge Agreement and that the Pledge Agreement shall remain as written originally and continue in full force and effect in all respects.

IN WITNESS WHEREOF, each of the Administrative Agent and Holding have caused this instrument to be executed and delivered by its duly authorized officer as of the  23rd  day of May, 2011.

THE HUNTINGTON NATIONAL BANK, as Administrative Agent
By:	/s/ David L. Abshier
David L. Abshier, Senior Vice President

FRANKLIN CREDIT HOLDING CORPORATION
By:	/s/ Thomas J. Axon
Thomas J. Axon, President
Signature Page to Discharge of Limited Recourse Guaranty